Exhibit 10.3

iGo, INC.

NOTICE OF GRANT OF STOCK OPTION

(For US Participant)

iGo, Inc. (the “Company”) has granted to the Participant an option (the “Option”) to purchase certain shares of Stock pursuant to the iGo, Inc. Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

Participant:	Employee ID:

Date of Grant:

Number of Option Shares:	, subject to adjustment as provided by the Option Agreement.

Exercise Price:	$

Vesting Start Date:

Option Expiration Date:	The tenth anniversary of the Date of Grant

Option Exercisability:	Exercisable only at such time and to the extent vested.

Tax Status of Option:	Stock Option. (Enter “Incentive” or “Nonstatutory.” If blank, this Option will be a Nonstatutory Stock Option.)

Vested Shares:	Except as provided in the Option Agreement and provided the Participant’s Service has not terminated prior to the applicable date, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date, as follows:

Vested Ratio

	Prior to first anniversary of Vesting Start Date	0

	On first anniversary of Vesting Start Date (the “Initial Vesting Date”)	1/3

	On the second anniversary of Vesting Start Date	1/3

	On the third anniversary of Vesting Start Date	1/3

Superseding Agreement:	None

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the applicable Option Agreement, both of which are made a part of this document. The Participant acknowledges that copies of the Plan and the Option Agreement are available for review upon request at the Company’s offices and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the applicable Option Agreement, and hereby accepts the Option subject to all of their terms and conditions.

IGO, INC.	PARTICIPANT

By:
[officer name]	Signature
[officer title]
Date

Address:	Address

ATTACHMENTS: Omnibus Long-Term Incentive Plan, as amended to the Date of Grant; Option Agreement

IGO, INC.

STOCK OPTION AGREEMENT

iGo, Inc. (the “Company”) has granted to the Participant named in the Notice of Grant of Stock Option (the “Grant Notice”) to which this Stock Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain Shares upon the terms and conditions set forth in the Grant Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the iGo, Inc. Omnibus Long-Term Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Option Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Option (the “Plan Prospectus”), (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Option Agreement or the Plan.

1.	DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a) “Cause” means (i) Participant’s conviction of a felony or commission of any act of fraud, moral turpitude or dishonesty, (ii) Participant’s breach of any of the terms or conditions of, or the failure to perform any covenant contained in, the Company’s Employee Handbook or Code of Business Conduct and Ethics, as modified from time to time, or (c) Participant’s violation of reasonable instructions or policies established by the Company with respect to the operation of its business and affairs or Participant’s failure to carry out the reasonable instructions required in connection with his or her Service; provided, however, that if the Participant is party to an employment agreement with the Company that defines such term or “Just Cause,” “Cause” shall have the meaning assigned to it or “Just Cause” by such employment agreement.

(b) “Change of Control” means the occurrence of one or more of the following events: (i) any person within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act or 1934, as amended (the “Exchange Act”), other than the Company (including its subsidiaries, directors or executive officers) has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 50 percent or more of the combined voting power of the Company’s then outstanding common stock or equivalent in voting power of any class or classes of the Company’s outstanding securities ordinarily entitled to vote in elections of directors (“voting securities”); (ii) shares representing 50 percent or more of the combined voting power of the Company’s voting securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Company or its subsidiaries, directors or executive officers); (iii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board or of any successor to the Company; (iv) following the date hereof, the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (1) any party to such merger or consolidation, or (2) any affiliates of any such party; or (v) the Company transfers more than 50 percent of its assets, or the last of a series of transfers results in the transfer of more than 50 percent of the assets of the Company, or the Company transfers a business unit and/or business division responsible for more than 35% of the Company’s revenue for the twelve-month period preceding the month in which such transfer occurred, in either case, to another entity that is not wholly-owned by the Company. Any determination required above in this subsection (v) shall be made by the Committee, as constituted immediately prior to the occurrence of such event

(c) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code; provided, however, that if the Participant is party to an employment agreement with the Company that defines such term, “Disability” shall have the meaning assigned to it by such employment agreement.

(d) “Service” means a Participant’s employment or service with the Company or an Affiliate, whether as an Employee, Non-Employee Director, or Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Company or Affiliate for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under this Option Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be the Company or an Affiliate. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	TAX CONSEQUENCES.

2.1 Tax Status of Option. This Option is intended to have the tax status designated in the Grant Notice.

(a) Incentive Stock Option. If the Grant Notice so designates, this Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Participant should consult with the Participant’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO PARTICIPANT: If the Option is exercised more than three (3) months after the date on which you cease to be an Employee (other than by reason of your death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a Nonstatutory Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

(b) Nonstatutory Stock Option. If the Grant Notice so designates, this Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

2.2 ISO Fair Market Value Limitation. If the Grant Notice designates this Option as an Incentive Stock Option, then to the extent that the Option (together with all Incentive Stock Options granted to the Participant under all stock option plans of the Company and its Affiliates, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as Nonstatutory Stock Options. For purposes of this Section 2.2, options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 2.2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 2.2, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option. (NOTE TO PARTICIPANT: If the aggregate Exercise Price of the Option (that is, the Exercise Price multiplied by the Number of Option Shares) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of the Company and its Affiliates) is greater than $100,000, you should contact the Chief Financial Officer of the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option.)

3.	ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Option Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4.	EXERCISE OF THE OPTION.

4.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 9.

4.2 Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole Shares for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of Shares being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.

4.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of Shares for which the Option is being exercised shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Company and subject to the limitations contained in Section 4.3(b), by means of (1) a Cashless Exercise, (2) a Net-Exercise, or (3) a Stock Tender Exercise; or (iii) by any combination of the foregoing.

(b) Limitations on Forms of Consideration. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Exercise Price through any of the means described below, including with respect to the Participant notwithstanding that such program or procedures may be available to others.

(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to Shares acquired upon the exercise of the Option in an amount not less than the aggregate Exercise Price for such shares (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).

(ii) Net-Exercise. A “Net-Exercise” means the delivery of a properly executed Exercise Notice electing a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to the Participant upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued. Following a Net-Exercise, the number of shares remaining subject to the Option, if any, shall be reduced by the sum of (1) the net number of shares issued to the Participant upon such exercise, and (2) the number of shares deducted by the Company for payment of the aggregate Exercise Price.

(iii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed Exercise Notice accompanied by (1) the Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole Shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant’s payment to the Company in cash of the remaining balance of such aggregate Exercise Price not satisfied by such shares’ Fair Market Value. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

4.4 Tax Withholding.

(a) In General. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company and its Affiliates, if any, which arise in connection with the Option. The Company shall have no obligation to deliver Shares until the tax withholding obligations of the Company and its Affiliates have been satisfied by the Participant.

(b) Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations upon exercise of the Option by deducting from the Shares otherwise issuable to the Participant upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

4.5 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

4.6 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of Shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act of 1933 (“Securities Act”) shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5.	NONTRANSFERABILITY OF THE OPTION.

During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

6.	TERMINATION OF THE OPTION.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

7.	EFFECT OF TERMINATION OF SERVICE.

7.1 Option Exercisability. Except as provided in Section 8, the Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

(a) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(c) Termination for Cause. Notwithstanding any other provision of this Option Agreement to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(d) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

7.2 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of the Participant’s Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions, or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.

8.	EFFECT OF CHANGE OF CONTROL.

8.1 In the event of a Change of Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the Option or substitute for all or any portion of the Option a substantially equivalent option for the Acquiror’s stock. For purposes of this Section, the Option or any portion thereof shall be deemed assumed if, following the Change of Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and this Option Agreement, for each Share subject to such portion of the Option immediately prior to the Change of Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change of Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change of Control. The Option shall terminate and cease to be outstanding effective as of the time of consummation of the Change of Control to the extent that the Option is neither assumed or continued by the Acquiror in connection with the Change of Control.

8.2 In the event a Change of Control occurs on or after the Initial Vesting Date, the vesting of 100% of the Option Shares shall be accelerated in full and such Option Shares shall be deemed Vested Shares effective as of the date immediately preceding the consummation of the Change of Control.

8.3 In the event a Change of Control occurs prior to the Initial Vesting Date and the Option is assumed, continued or substituted for in accordance with Section 8.1, but the Participant’s Service is terminated for any reason other than Cause (excluding as a result of the Participant’s death or Disability) upon or within 12 months following such Change of Control, the vesting of 50% of the then unvested Option Shares shall be accelerated in full and such Option Shares shall be deemed Vested Shares effective as of the date of such termination of Service.

8.4 The Committee may, in its discretion and without the consent of the Participant, determine that, upon the occurrence of a Change of Control, the Option shall be canceled in exchange for a payment with respect to each Vested Share (and each unvested Share, if so determined by the Committee) subject to the canceled Option in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change of Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change of Control, reduced (but not below zero) by the Exercise Price. In the event such determination is made by the Committee, if the Exercise Price is equal to or greater than the Fair Market Value of the consideration to be paid per Share in the Change of Control, the Option may be canceled without payment of consideration to the Participant. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to the Participant in respect of the Vested Shares as soon as practicable following the date of the Change of Control and in respect of the unvested Shares in accordance with the vesting schedule set forth in the Grant Notice.

9.	ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of shares subject to the Option, in order to prevent dilution or enlargement of the Participant’s rights under the Option. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Exercise Price shall be rounded up to the nearest whole cent. In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.	RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Option Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Company or its Affiliate, as applicable, to terminate the Participant’s Service as a Non-Employee Director, an Employee or Consultant, as the case may be, at any time.

11.	NOTICE OF SALES UPON DISQUALIFYING DISPOSITION.

The Participant shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement. In addition, if the Grant Notice designates this Option as an Incentive Stock Option, the Participant shall (a) promptly notify the Chief Financial Officer of the Company if the Participant disposes of any of the shares acquired pursuant to the Option within one (1) year after the date the Participant exercises all or part of the Option or within two (2) years after the Date of Grant and (b) provide the Company with a description of the circumstances of such disposition. Until such time as the Participant disposes of such shares in a manner consistent with the provisions of this Option Agreement, unless otherwise expressly authorized by the Company, the Participant shall hold all shares acquired pursuant to the Option in the Participant’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Participant to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

12.	LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“ISO”). IN ORDER TO OBTAIN THE PREFERENTIAL TAX TREATMENT AFFORDED TO ISOs, THE SHARES SHOULD NOT BE TRANSFERRED PRIOR TO [INSERT DISQUALIFYING DISPOSITION DATE HERE]. SHOULD THE REGISTERED HOLDER ELECT TO TRANSFER ANY OF THE SHARES PRIOR TO THIS DATE AND FOREGO ISO TAX TREATMENT, THE TRANSFER AGENT FOR THE SHARES SHALL NOTIFY THE CORPORATION IMMEDIATELY. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE INCENTIVE STOCK OPTION IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE OR UNTIL TRANSFERRED AS DESCRIBED ABOVE.”

13.	MISCELLANEOUS PROVISIONS.

13.1 Termination or Amendment. The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change of Control, no such termination or amendment may have a materially adverse effect on the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

13.2 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.

13.3 Binding Effect. This Option Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.4 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and Exercise Notice, as described in Section 13.4(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.4(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.4(a).

13.5 Integrated Agreement. The Grant Notice, this Option Agreement and the Plan, together with any employment, service or other agreement between the Participant and the Company referring to the Option, shall constitute the entire understanding and agreement of the Participant and the Company and its Affiliates with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company and its Affiliates with respect to such subject matter. To the extent contemplated herein, the provisions of the Grant Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

13.6 Applicable Law. This Option Agreement shall be governed by the laws of the State of Arizona as such laws are applied to agreements between Arizona residents entered into and to be performed entirely within the State of Arizona.

13.7 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13